RATE SCHEDULE NS
                       NEGOTIATED SALES SERVICE AGREEMENT

        THIS AGREEMENT is entered into as of the 1 day of December, 1994, between TRANSCO GAS MARKETING COMPANY, Agent for TRANSCONTINENTAL
    GAS PIPE LINE CORPORATION ("TGPL"), a Delaware corporation ("Seller") and
                       SOUTH JERSEY GAS COMPANY ("Buyer").



                                    Recitals

    Seller agrees to supply, on a firm basis, such quantities of natural gas as requested under the terms and conditions set forth;

     Buyer agrees to purchase the quantities of gas requested by Buyer and made available by Seller at the Points of Delivery;

     Accordingly, Seller and Buyer agree as follows:

                                    ARTICLE I

                                  GENERAL TERMS
                                 1. Definitions

    Except as otherwise specified, the following terms will be construed to have the following scope and meaning under this Agreement:

    1. "Business Day" - A Day, exclusive of a Saturday, Sunday or a holiday observed by Transporter under this Agreement. When one full Business Day's notice is required, notice given at a given time on a Business Day shall be adequate to provide one full Business Day's notice as of the same time on the next Business Day.

    2. "Daily Contract Quantity" (DCQ) - The daily quantity of Gas that Seller shall make available each Day on a firm basis as specified on Exhibit "A", and that Buyer may purchase and receive when tendered by Seller during the term of this Agreement.

    3. "Daily Nominated Quantity" - The estimated volumes Buyer anticipates in good faith to purchase each Day.

    4. "Day" - The twenty-four (24) period commencing at 7:00 a.m. Central Standard or Daylight Time, when applicable, on any calendar day and ending at 7:00 a.m. on the following calendar day.

    5. "Delivery Point(s)" - Any Point(s) of Delivery identified in Exhibit "A", at which point(s) ownership and control of such Gas shall pass from Seller to Buyer.

    6. "FERC" - The Federal Energy Regulatory Commission or any successor thereto.


    7. "Gas" - Natural gas produced from gas wells and gas produced in association with oil (casinghead gas) and/or the residue gas resulting from processing either casinghead gas or gas well gas.

    8. "Imbalance" - The difference between allocated receipt Gas quantities and allocated delivery Gas quantities.

    9. "Interest Rate" - The lesser of the annual prime interest rate of Citibank, N.A., or its successor, as in effect from time to time or the maximum non-usurious interest rate under applicable law.

   10. "Maximum Daily Quantity ("MDQ) - The maximum contract quantity that Seller shall make available each Day at the Delivery Point(s) and that Buyer may purchase and receive when tendered by Seller.

   11. "Mcf" - One thousand (1,000) cubic feet of Gas.

   12. "Month" - The period beginning on the first (1 st) Day of a calendar month and ending on the first (lst) Day of the next succeeding calendar month.

   13. "Party(ies)" - Buyer and/or Seller and their assigns.

   14. "Redelivery Point(s)". - Any Point(s) of Redelivery on Buyer's FT Transportation Agreement with Transporter.

   15. "Scheduling or Schedule" - If by Seller, to make Gas available or cause Gas to be made available at the Delivery Point(s) for delivery to or for the account of Buyer. If by Buyer, to cause Buyer's Transporter to make available at the Delivery Point(s) transportation capacity sufficient to permit Buyer's Transporter to receive on a firm basis the quantities Seller tenders at such Delivery Point(s) including making all necessary and timely pipeline nominations.

   16. "Transporter" - If Buyer's Transporter, any pipeline receiving Gas at a Delivery Point for the account of Buyer, If Seller's Transporter, any pipeline delivering Gas for the account of Seller or Seller's supplier at a Delivery Point.

                                   ARTICLE 11
                              Quantity Obligations

    1. Seller's Sales Obligation. Seller shall make available to Buyer at the Delivery Point(s), on a firm basis, a DCQ which does not exceed 30,000 Mcf plus the applicable fuel as retained by Transporter from the Delivery Point(s) to the Redelivery Point(s).

    2. Buyer's Purchase Obligation. Subject only to the terms and conditions of this Agreement, Buyer shall Schedule or cause to be Scheduled at the Delivery Point(s) each Day during the term of this Agreement a quantity of Gas up to the MDQ for delivery at the Delivery Point(s). Buyer's purchase obligation is further subject to the following:

       (a) No later than two (2) Days prior to Transporter's nomination deadline for the first Day of Gas flow each Month, Buyer shall inform Seller in writing of the Daily Nominated Quantity. The Daily Nominated Quantity submitted each Month shall be the MDQ for that Month. Seller will rely on such notice to Schedule deliveries for the following Month.

       (b) If Buyer purchases on any Month less than the product of fifty five percent (55%) of the Daily Nominated Quantity and the number of Days in that Month (Minimum Monthly Quantity), Buyer shall forfeit nine cents ($0.09) for each Mcf below the Minimum Monthly Quantity.

       (c) If Buyer elects on any Day to purchase volumes in excess of 81,869 Mcf/Day under the FS Agreement dated August 1, 1991 between the Parties, Buyer shall forfeit under this Agreement the product of nine cents ($0.09) and the positive difference between Buyer's purchased volumes under the FS Agreement and 81,869 Mcf times the number of Days in that Month.

       (d) In no event shall Buyer be entitled to purchase in the aggregate more than 111,869 Mcf/Day under this Agreement and the FS Agreement.


                                   ARTICLE III
                                      Price

    1. Buyer shall pay Seller each Month the product of the Commodity Charge which shall be negotiated each Month at least two (2) Business Days prior to Transporter's nomination deadline and the Gas volumes purchased at the Delivery Point(s). If the Parties are unable to reach agreement, the applicable Default Price shall be the Natural Gas Week Grand Average price as defined in Section 2(d) of Exhibit "A" of the Form of Service Agreement in Transcontinental Gas Pipe Line Corporation's ("TGPL") Tariff plus TGPL's perfectly telescoped FT Commodity charges, plus all applicable surcharges and fuel charges.

    2. Seller shall credit Buyer each Month the product of nine cents per Mcf ($0.09/Mcf) and the MDQ. Buyer's monthly credit shall be calculated as follows:

              $0.09 x 30,000 Mcf/Day x Number of Days in each Month

    3. In the event that Natural Gas Week or its successor ceases publication or the referenced price posting becomes unavailable, the Parties shall use their Best Efforts to agree upon a substitute mechanism for determining an alternate Default Price. If the Parties cannot agree on a substitute methodology and/or publication by the end of the first Month for which the Default Price could not be determined, then Seller and Buyer shall each prepare a list of three alternative published reference postings of spot prices for Gas delivered in the same geographic area. Each list shall set forth the highest priority index first. Each Party shall submit its list to the other within ten (10) days after the end of the first Month for which the price could not be determined. The first index appearing in Seller's list that also appears in Buyer's list shall constitute the new Default Price.

                                   ARTICLE IV
                                Term of Agreement

   This Agreement is effective as of December 1, 1994 through March 31, 1996.

                                    ARTICLE V
                          Transportation and Balancing

    Buyer hereby appoints Seller as its agent under Buyer's FT and IT Agreements for the purpose of transporting Gas hereunder from the Delivery Point(s) to the Redelivery Point(s) as listed on Exhibit "A". Seller is responsible for all Imbalance charges in connection with volumes purchased under this Agreement.

                                   ARTICLE VI
                     Gas Quality, Temperature, and Pressure

    All Gas to be delivered hereunder shall meet or exceed the requirements of Buyer's Transporter, including, but not limited to, the quality, temperature and pressure.


                                   ARTICLE VII
                                   Warranties

    Seller warrants title to all Gas to be delivered by Seller to Buyer, the right to sell the same, and that at the Delivery Point such Gas is free from all liens, encumbrances, and adverse claims at the Point of Delivery. Seller shall indemnify Buyer against all suits, actions, debts, accounts, damages, costs, losses, and expenses (including attorneys' fees) arising from or out of any adverse legal claim of any and all persons to or against the Gas prior to its delivery at the Delivery Point.

                                  ARTICLE VIII
                             Reservations of Seller

    Seller and/or its assigns, expressly reserves to itself the right to separate and extract liquid and liquefiable hydrocarbons, other than methane, from the Gas at a point(s) downstream of the Delivery Point(s), together with such methane as cannot be separate from the ethane and heavier hydrocarbons separated or extracted from the Gas, and to process such Gas, provided that Seller, and/or its assigns, by such separation, extraction and processing shall not reduce the total heating value per cubic foot below a level acceptable to Buyer's Transporter and provided that by such separation, extraction and processing the Gas will not be rendered incapable of meeting Transporter's quality specifications. All liquids and liquefiable hydrocarbons so recovered shall belong to Seller.

                                   ARTICLE IX
                          Title Transfer and Indemnity

    As between the Parties, Seller shall be deemed to be in exclusive control and possession of the Gas deliverable hereunder and responsible for any damage or injury caused prior to the time the same shall have been delivered to Buyer. At and after delivery of Gas to Buyer at the Delivery Point, Buyer shall be deemed to be in exclusive control and possession thereof and responsible for any injury or damage caused thereby. Title to the Gas delivered hereunder shall pass from Seller to Buyer at the applicable Delivery Point.

Seller and Buyer each assumes full responsibility and liability for and shall indemnify and hold harmless the other Party from all liability and expense on account of any and all damages, claims or actions, including injury to and death of persons, arising from any act or incident occurring when title to the Gas is vested in the indemnifying Party.


                                    ARTICLE X
                                      Taxes

    Seller shall pay or cause to be paid, the taxes lawfully levied on Seller or otherwise applicable to the Gas delivered hereunder prior to delivery of such Gas at the Delivery Point(s). Any tax that Seller may be required to pay as a result of the sales transaction contemplated herein (including, but not limited to, any sales, use or gross receipts tax, or any tax of a similar nature) shall be reimbursed to Seller by Buyer. Buyer shall pay all taxes lawfully levied upon the sale of the Gas at the Delivery Point(s), or lawfully levied on such Gas after delivery at the Delivery Point(s). Buyer shall furnish to Seller properly executed resale, exemption or such other certificates which would eliminate the necessity of collecting or withholding any such taxes. Any such certificate shall be deemed and is hereby made a part of this Agreement.

                                   ARTICLE XI
                               Billing and Payment

    1. Invoice Date and Charges. On or before the tenth (10th) of each calendar Month, Seller shall provide Buyer with a written statement setting forth the quantities of Gas delivered by Seller during the preceding Month and the associated Commodity Charges with respect to service during the preceding Month, and any credits due Buyer.

    2. Payment Date. Buyer shall remit the Commodity charges on the later of the 1Oth Day after the statement was received or the 20th Day of the calendar Month in which the statement was received, or if such Day is not a Business Day, the next Business Day. Payment of all funds shall be made by wire transfer, in U.S. funds on a same day basis to the account designed on the billing statement.

    3. Late Payment. If Buyer fails to remit any amounts in full when due, or if any adjustments are made under this Agreement, including but not limited to adjustments as a result of the resolution of a billing dispute, interest on the unpaid portion shall accrue at a rate equal to the Interest Rate.

    4. Seller's Suspension of Performance. If Buyer fails to make timely payment under Section 2 and such failure is not remedied within five Business Days after Seller gives Buyer written notice of such failure, Seller, in addition to any other remedy it may have, may suspend further sale and delivery of Gas until such amount, including interest at the Interest Rate, is paid; provided, if Buyer, in good faith, disputes the amount of any such billing or part thereof and pays to Seller the undisputed amounts, Seller shall continue to sell and deliver Gas as provided hereunder. In the event Buyer disputes any billing statement, Buyer must provide Seller within three Business Days of the notice of the disputed amounts, ("Due Date") a statement with the particulars of the dispute including the calculations with respect to any errors or inaccuracies claimed. Should Buyer fail to timely provide evidence of the billing errors claimed, the disputed amounts shall be owed with interest at the Interest Rate from the Due Date. Should Buyer provide the required information, upon the ultimate determination of the disputed portion of the statement, which determination shall be made no later than sixty (60) days from the date of notice of dispute, if Buyer has underpaid the amount actually due, Buyer shall remit any amount due plus interest at the Interest Rate within 30 Days after Buyer's receipt of an adjusted billing statement from Seller. If Buyer has overpaid amounts actually due, Seller shall remit to Buyer any necessary refund within 30 Days after determination of such overpayment. Interest on the refund shall accrue at the Interest Rate from the determination date until paid.

    5. Unresolved Disputes. Any dispute not resolved pursuant to the terms of this Article XII shall be without recourse, unless litigation has been commenced within 24 Months after the event causing the dispute is discovered or reasonably should have been discovered.

                                   ARTICLE XII
                                     Notices

    Any notice, request, demand, statement or bill provided for in this Agreement, or any notice which a Party may desire to give to the other, shall be in writing and directed to the Parties as follows:

    a)      If to Seller for payment:

                  Address Specified on Invoice

            If to Seller for all other purposes:

                   TRANSCO GAS MARKETING COMPANY
                         AS AGENT FOR
                   TRANSCONTINENTAL GAS PIPE LINE CORPORATION
                   9821 Katy Freeway
                   P. 0. Box 1047
                   Houston, Texas 77251-1047
                   Attention:      Phillip E. Fuller
                                   Director, Natural Gas Marketing

                   Telephone:   (713) 932-4960
                   Telecopy:    (713) 932-4980


            If to Buyer for billing:

                  General Manager, Gas Supply
                  South Jersey Gas Company
                  Number One South Jersey Plaza/Route 54
                  Folsom, New Jersey 08037
                  Telephone:     (609) 561-9000
                  Telecopy:      (609) 561-8225



            If to Buyer for all other purposes:

                  Vice President, Gas Supply
                  South Jersey Gas Company
                  Number One South Jersey Plaza/Route 54
                  Folsom, New Jersey 08037
                  Telephone:   (609) 561-9000
                  Telecopy:    (609) 561-8225

    All written notices shall be mailed, delivered personally or sent by fax, telex or telecopier. All notices given by mail or personal delivery shall be effective on the date of actual receipt at the appropriate address. Notice by fax, telex or telecopier shall be effective upon actual receipt if received during recipient's normal business hours before 4:30 p.m. Central Time or at the beginning of the next Business Day after receipt if received after 4:30 p.m. Central Time on such Day.

                                  ARTICLE XIII
                                 Force Majeure

    The term "Force Majeure" shall mean acts of God, strikes, lockouts, industrial disturbances or other labor difficulties, epidemics, landslides, lightning, earthquakes, fires, storms, floods, washouts, arrests and restraints of rulers and people, arrests and restraints of Government, either Federal or State, civil disturbances, explosions, sabotage, breakage or accident to machinery or lines of pipe, freezing of wells or lines of pipe, and any other causes of the kind enumerated, which were not anticipated at the time of the Agreement, which are not within the control of the Party claiming suspension and which by the exercise of due diligence such Party is unable to overcome.

    Except for payments due hereunder, neither Party shall be responsible or liable for, or deemed in breach hereof because of any failure or delay in performance of its respective obligations hereunder to the extent such performance is prevented by circumstances beyond the reasonable control of the Party experiencing such failure or delay, provided that:

    1. The non-performing Party gives the other Party:

       a. written notice of the occurrence of a Force Majeure event at soon as reasonably possible, but in no event later than forty-eight (48) hours after such occurrence; and

       b. written notice describing the particulars of such occurrence within five (5) Business Days of the occurrence.

    2. The suspension of performance is of no greater scope and of no longer duration than is required by Force Majeure;

    3. The non-performing Party uses its best efforts to remedy its inability to perform, provided, however, that this Section shall not require the settlement of any strike, walkout, lockout or other labor dispute on terms which, in the sole judgment of the Party involved in the dispute, are contrary to its interest. It is understood and agreed that the settlement of strikes, walkouts, lockouts, or other labor disputes shall be entirely within the discretion of the Party having difficulty;

    4. When the non-performing Party is able to resume performance of its obligations under this Agreement, that Party shall give the other Party prompt written notice to that effect; and

    5. A.  The Force Majeure was not proximately caused by:

           a) Any gross negligence or intentional acts or omissions by the non-performing Party; or

           b) Any breach or default of this Agreement by the Party seeking Force Majeure relief.

       B.  Force Majeure does not include:

           1.  The inability of Seller to obtain Gas;

           2. Failure of Buyer's markets or changes in market conditions that affect the availability, rates or demand for Buyer's products; or

           3. Failure of pipelines to provide transportation, including curtailment or interruption by a third party pipeline of either firm or interruptible transportation service unless such curtailment or interruption was the result of an event of Force Majeure as described in this Section.


                                   ARTICLE XIV
                                Regulatory Bodies

    This Agreement shall be subject to all valid applicable state, federal and local laws, rules and regulations; provided that either Party shall be entitled to regard all laws, rules and regulations issued by any federal or state regulatory body as valid and may act in accordance therewith until such time as the same may be held invalid by final judgment in a court of competent jurisdiction. Nothing shall preclude Buyer or Seller or both from contesting the validity of any such law(s), rule(s) or regulations).

    In the event that the FERC, the Railroad Commission of Texas ("TRC"), or any other regulatory or governmental body asserting jurisdiction (i) imposes price controls on natural gas; (ii) prohibits or prevents any transaction described in this Agreement, (iii) otherwise conditions such transactions in a manner which materially and adversely affects the rights or obligations of either Party hereunder; or (iv) adopts any action, rule or order which directly or indirectly, materially and adversely affects the rights or obligations of either Party hereunder (collectively "Adverse Governmental Action"), then the Party affected by such Adverse Governmental Action may terminate this Agreement, except as to all accrued rights, liabilities and obligations of the Parties by giving thirty (30) days' prior written notice to the other and each Party shall be held harmless as a result of such termination.



                                   ARTICLE XV
                             Successors and Assigns

    Any company which shall succeed by purchase, merger or consolidation to the properties, substantially as an entirety, of Seller or Buyer, shall be entitled to the rights and shall be subject to the obligations of its predecessor in title under this Agreement. No other assignment of this Agreement or any of the rights or obligations thereunder, except to an Affiliate of either Party, shall be made unless written consent of the non-assigning Party is first obtained. Seller or Buyer may pledge or assign its respective right, title and interest under this Agreement to a trustee(s), individual or corporate, as security for bonds or other obligations or securities. The Trustee(s) shall not be obligated to perform the obligations of the assignor under this Agreement and, if the trustee is a corporation, it shall not be required to qualify to do business in any State in which performance of this Agreement may occur.


                                   ARTICLE XVI
                                  Miscellaneous

    1. Headings and Exhibits - The subject headings of the Articles of this Agreement are inserted for the purpose of convenient reference and are not intended to be part of this Agreement nor to be considered in any interpretation of the same. The Exhibits referenced in this Agreement are hereby incorporated for all purposes.

    2. Entire Agreement - This Agreement and the Exhibits referenced in this Agreement contain the entire understanding and agreement between the Parties with respect to its subject matter and supersedes all previous communications, negotiations and agreements, whether oral or written, between the Parties with respect to this subject matter.

    3. Waiver - No waiver by either Party express or implied of any one or more defaults by the other in the performance of any provisions of this Agreement shall operate or be construed as a waiver of any future default or defaults, whether of a like or a different character. Failure by a Party to enforce any of the terms, covenants, conditions or other provisions of this Agreement at any time shall not in any way affect, limit, modify or waive that Party's right thereafter to enforce strict compliance with every term, covenant, condition, notwithstanding any course of dealing or custom of the trade.

    4. Preparation - The Parties and their legal counsel have cooperated in the drafting of this Agreement, and it shall therefore be deemed their joint work product and not be construed against either Party by reason of its preparation.

    5. Exclusion of Third Party Rights - The provisions of this Agreement shall not impart rights enforceable by any person or organization not a Party or bound as a Party unless a permitted successor assignee of a Party bound by this Agreement.

    6. Severability - Any provision, article or section declared or rendered unlawful by a court of law or regulatory agency with jurisdiction over the Parties or deemed unlawful because of a statutory change will not otherwise affect the lawful obligations that arise under this Agreement.

    7. Confidentiality - The terms of this Agreement, including but not limited to, the price paid for Gas, the quantities of Gas purchased or sold and all other material terms of this Agreement shall be kept confidential by the Parties, except as required by any applicable laws, rules or regulations.

    8. APPLICABLE LAW - THIS AGREEMENT AND THE RIGHTS AND DUTIES OF THE PARTIES SHALL BE INTERPRETED, PERFORMED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.



    The Parties have executed this Agreement effective as of the date first written above.


                                       TRANSCO GAS MARKETING COMPANY
                                            As Agent for
                                       TRANSCONTINENTAL GAS PIPE LINE
                                            CORPORATION

                                       By:_____________________________________

                                       Name:   H. Dean Jones II
                                       Title:  Senior Vice President

                                       SOUTH JERSEY GAS COMPANY
                                       By:     _________________________________
                                       Name:   William C. Bingham, Jr.
                                       Title:  Senior Vice President, Gas Supply








                                   "Exhibit A"

                                                                   Maximum
                   Delivery              Redelivery             Daily Quantity
        Pipeline   Point(s)              Point(s)                   (Mcf)
        --------   --------              ----------             --------------

        TGPL       Any receipt point(s)  Any delivery point(s)   30,000 plus
                   on Buyer's FT         on Buyer's FT           applicable fuel
                   Agreement with TGPL   Agreement with TGPL







Transco
Gas Marketing Company
A Transco Energy Company
9821 Katy Freeway                                     December 19, 1994
P 0. box 1047
Houston, Texas 77261-1047
713-932-4900
Fax: 713-432-4980

South Jersey Gas Company
One South Jersey Plaza
Route 54
Folsom, NJ 08037

Attention.      William C. Bingham, Jr,
                Senior Vice President, Gas Supply

Re: Appointment of Transco Gas Marketing Company, as Agent for Transcontinental Gas Pipe Line Corporation - - TGPL Firm Transportation
        (FI) Agreement No(s). 3902 and TGPL Interruptible Transportation (IT) Agreement No(s). 1387.

Gentlemen:

By this letter, South Jersey Gas Company (Buyer), designates Transco Gas Marketing Company, as Agent for Transcontinental Gas Pipe Line Corporation (TGPL-Merchant Services), effective beginning January 1, 1995, and until notice of revocation is given by Buyer to TGPL-Merchant Services, or to Buyer by TGPL Merchant Services, in writing, as Buyer's agent for the purposes of making nominations to Transcontinental Gas Pipe Line Corporation (TGPL) for service under the referenced FT Agreement and IT Agreement between Buyer and TGPL, receiving TGPL's commodity bills for such transportation service, receiving adjustments to such commodity bills and making payment to TGPL of commodity charges for such transportation service in accordance with the transportation agreement. TGPL-Merchant Services' agency authority under this agreement extends to volumes of gas sold to Buyer from time to time by TGPL-Merchant Services pursuant to the Rate Schedule NS Gas Purchase Agreement effective December 1, 1994. TGPL-Merchant Services, by its execution hereof, acknowledges and accepts such designation and agrees to act as Buyer's agent to the extent set forth herein.

In the event allocation of Buyer's entitlement on TGPL under the referenced FT transportation agreement is necessary at various points on TGPL's system due to capacity constraints or other circumstances, and TGPL-Merchant Services is not nominating 100 % of such entitlement, such allocation is to be made ratably based on all nominations made under the referenced FT transportation agreement.

Buyer agrees to defend, indemnify, and hold TGPL-Merchant Services harmless from and to reimburse TGPL-Merchant Services for all transportation charges and any other fees paid by TGPL-Merchant Services pursuant to this agreement. Initial reimbursement will be based on amounts billed by TGPL. Additional reimbursement or adjustment will be made as necessary, including reimbursement for any retroactively effective charges or surcharges related to transportation pursuant to these agreements which may be charged by TGPL. TGPL-Merchant
South Jersey Gas Company
December 19, 1994
Page 2


Services will remit to Buyer any refunds received from TGPL for charges which have been previously reimbursed to TGPL-Merchant Services by Buyer, unless such refunds would result in an offsetting adjustment to Price due TGPL-Merchant Services for gas purchased by Buyer under the terms of a gas purchase agreement between Buyer and TGPL-Merchant Services. TGPL-Merchant Services will undertake the obligation to determine that Proper Payment Of transportation commodity charges is made by TGPL-Merchant Services to TGPL In accordance with the transportation agreement.

This agreement shall not be construed to modify in any way the Gas Sales Agreement(s) between TGPL-Merchant Services and Buyer.

Please acknowledge your agreement hereto by executing both copies of this letter in the space provided, and returning one (1) copy to TGPL-Merchant Services.

                                           Very truly yours,

                                           TRANSCO GAS MARKETING COMPANY
                                              As Agent for
                                           TRANSCONTINENTAL GAS PIPE LINE
                                              CORPORATION


                                           Phillip E. Fuller
                                           Director, Natural Gas Marketing



ACCEPTED and AGREED TO
this 22  day of  December,  1994

SOUTH JERSEY GAS COMPANY



By: __________________
William C. Bingham, Jr.

Title:  Senior Vice President, Gas Supply










Transco
Gas Marketing Company
A Transco Energy Company
9821 Katy Freeway
P 0. box 1047
Houston, Texas 77261-1047
713-932-4900
Fax: 713-432-4980

December 1, 1994



Mr. William C. Bingham, Jr.
South Jersey Gas Company
One South Jersey Plaza
Route 54
Folsom, New Jersey 08037

Dear Bill:

The following represents our understanding of the negotiated settlement between South Jersey Gas Company (SJGC) and Transco Gas Marketing Company (TGMC) as agent for Transcontinental Gas Pipe Line Corporation.

The rate paid under the existing FS sales contract (i.e., 11 1,869 Mcf/d) will be $0.166 Mcf for the sum of the FS Service Fee and the Non-Gas Demand Charge. This rate will become effective April 1, 1995, and will remain in effect as per the contract. In addition, TGMC will enter into an NS sales agreement with SJGC for 30,000 Mcf/d at a negative Demand Charge of $0.09 per Mcf. The 30,000 Mcf/d of NS service would be limited to "set-up swing" only. Prior to the nomination deadline for the first of the month, SJGC must inform TGPL of the estimated volume (up to 30,000 Mcf/d) it intends to purchase under the NS service (Daily Nominated Quantity). SJGC must for the month take a minimum 55 % of the Daily Nominated Quantity times the number of days in the month. In addition, if SJGC takes on any day volumes in excess of 81,869 Mcf/d under its FS contract (FS Base Volumes), for each Mcf taken in excess of the FS Base Volumes, SJGC will forfeit the corresponding $0.09 per Mcf NS Demand credit for the entire month. The commodity pricing will be negotiated each month during Bid Week at either a fixed rate, an agreed upon index rate, or will default to Natural Gas Week Grand Weighted Average. The term of this NS Agreement will be for sixteen (16) months beginning December 1, 1994.












Mr. William C. Bingham, Jr.
December 1, 1994
Page Two



Please indicate your agreement with this conceptual settlement and we will begin drafting the detailed NS Agreement.

Sincerely,



H. Dean Jones II





Agreed and Accepted:


William C. Bingham, Jr.
Senior Vice President, Gas Supply

South Jersey Gas Company

16 December 1994
    Date